UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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DECORIZE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DECORIZE, INC.
1938 E. Phelps
Springfield, Missouri 65802

NOTICE
OF
ANNUAL MEETING OF STOCKHOLDERS

To Be Held Monday, December 10, 2007

To our Stockholders:

PLEASE TAKE NOTICE THAT the Annual Meeting (the “Annual Meeting”) of the stockholders of Decorize, Inc. (the “Company”) will be held at the Company’s corporate offices, located at 1938 E. Phelps, Springfield, Missouri, at 8:00 a.m., local time, on Monday, December 10, 2007, to consider and vote on the following matters:

(1)	To elect two (2) directors to hold office until the next Annual Meeting of the stockholders of the Company and until their respective successors are elected and qualified, or upon their earlier death, resignation or removal from office; and
(2)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on October 26, 2007 (the “Record Date”) has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. Only holders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice and at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy as promptly as possible. You may revoke your Proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of the Board of Directors,

Stephen R. Crowder
President and Chief Executive Officer

Springfield, Missouri
October 29, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE. ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

DECORIZE, INC.
1938 E. Phelps
Springfield, Missouri 65802

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
Monday, December 10, 2007

SOLICITATION AND REVOCABILITY OF PROXIES

The board of directors of Decorize, Inc. (the “Board of Directors”) requests your Proxy for use at the Annual Meeting and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the Form of Proxy were first mailed to stockholders of the Company on or about November 2, 2007.

This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company will not pay any compensation for the solicitation of proxies, but will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries that hold Common Stock of record for their reasonable expenses incurred in forwarding solicitation material to the beneficial owners of the Company’s common stock (the “Common Stock”). The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

If you attend the Annual Meeting, you may vote your shares in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another Proxy. You may revoke your Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated Proxy to the Secretary of the Company, (b) delivering written notice of revocation of the Proxy to the Secretary of the Company or (c) attending the Annual Meeting and voting in person. In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

QUORUM AND VOTING

Record Date.  The record date for the Annual Meeting (“Record Date”) is October 26, 2007. Only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 26,635,068 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. If you were a holder of record of our Common Stock on the Record Date, you can vote at the Annual Meeting on the proposals contained in this Proxy Statement.

Voting Stock.  The only class of stock entitled to be voted at the meeting is Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 26,635,068 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Quorum.  In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Voting by Street Name Holders.  If you own shares in “street name” through a broker or other fiduciary, then such person, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker “non-votes”).

Required Vote.  To be elected as a director, each nominee needs the affirmative vote of the holders of record of a plurality of the votes duly cast at the Annual Meeting (i.e., the two nominees receiving the greatest number of votes will be elected). Abstentions are counted as present and entitled to vote for the purposes of determining a quorum, but are not deemed to have been voted with respect to such matter. An abstention has the effect of a vote against any matter coming before the Annual Meeting, other than the election of directors. Shares represented by broker “non-votes” will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for the purpose of calculating the vote with respect to such matter. Accordingly, abstentions and broker “non-votes” will have no effect on the election of directors.

Default Voting.  Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying form of proxy, but does not indicate any voting instructions, such stockholder’s shares will be voted as follows:

(i)	FOR the election of each nominee listed under Proposal I as a director of the Company; and
(ii)	at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies in their discretion. The Board of Directors does not currently know of any such other matter or business.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors has designated Messrs. Richard B. Chalker, Jr. and Ronald Jones as nominees for election as directors of the Company at the Annual Meeting (the “Nominees”). Two additional directors are appointed each year by the holders of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”). Mr. Chalker currently serves as a member of the Board of Directors. Mr. Jones does not currently serve as a director, and has been nominated for election as a director to replace Mr. Marwan M. Atalla, who intends to resign from his position as director effective upon Mr. Jones’ election. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company’s stockholders for the fiscal year ending June 30, 2008 and until his respective successor is elected and qualified or until his earlier death, resignation or removal from office. Should any Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each of the Nominees has indicated his willingness to serve the full term.

None of the Nominees have any family relationship with each other or any officer or director of the Company. None of the Nominees hold directorships in other reporting companies. None of the Nominees are being proposed for election pursuant to any arrangement understanding between such Nominees and any other person, except only the directors and executive officers of the Company acting solely as such. The Board of Directors has determined that all of the Nominees are “independent directors” as defined under the rules of the NASDAQ and the SEC.

For information about the Nominees, see “Directors.”

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the Nominees.

The Board of Directors recommends that you vote FOR the election of each of the Nominees as directors of the Company.

DIRECTORS

The following tables set forth certain information regarding the Nominees and the other directors of the Company:

Name	Age	Position
Richard Chalker	67	Director
Marwan M. Atalla	45	Director*
Ronald Jones	65	Nominee for director

*	Mr. Atalla intends to resign as a director effective upon the election of Mr. Jones or such other person as may receive a sufficient number of votes to be elected as the successor to Mr. Atalla at the Annual Meeting.

RICHARD B. CHALKER, JR.  Mr. Chalker was appointed a director of the Company on May 5, 2004. Mr. Chalker serves as Chairman of the Audit Committee. Mr. Chalker retired from Hallmark Cards Inc. in March of 2004, after over eight years with Hallmark, where he was Division Vice President - Tax & Customs responsible for the worldwide Tax and Customs Oversight functions. He serves on the Board of Directors, Audit, and Compensation committees of PBI/Gordon Corporation and serves on the Board of Directors of QC Holdings, Inc. Mr. Chalker earned a Bachelor of Science from Yale University and a J.D. from DePaul University. He is a CPA and passed the Illinois Bar examination.

MARWAN M. ATALLA.  Mr. Atalla was appointed a director of the Company on August 1, 2005. Since 1989, Mr. Atalla has served as President of Nest USA, Inc. (“NEST”), a Houston-based privately held investment company with investments in real estate, aviation, technology and energy. NEST is part of the Near East Group, a multi-national investment group with offices in Amman, London & Houston. Mr. Atalla is a graduate of Ashland University with a degree in Business Administration.

RONALD JONES.  Mr. Jones previously served as a director of the Company from May 2004 until August 2005. Mr. Jones retired from Sealy Inc. in April 2004 where he served as Chairman, President, and Chief Executive Officer since 1996. During his tenure sales grew from $600 million to annual consolidated sales of $1.2 billion. Previous to this Mr. Jones served as President of Masco Home Furnishings, Inc., a group of 14 companies with over $2 billion in annual sales. From 1982 to 1988 Mr. Jones was President of HON industries, a Fortune 500 company.

In addition to the two nominees listed above, the holders of the Preferred Stock, voting separately as a single class, have the right to elect two members of the Board of Directors. SRC Holdings Corporation (“SRC”), which holds all of the outstanding shares of the Preferred Stock, has elected the following persons to serve as these directors until the next annual meeting of the stockholders:

Name	Age	Position
Stephen R. Crowder	54	President, Chief Executive Officer and Director
Steven W. Fox	51	Director

STEPHEN R. CROWDER.  Mr. Crowder was appointed a director and President/Chief Executive Officer of the Company on February 3, 2004. Before joining the Company, Mr. Crowder served as President of ReGen Technologies, a joint venture between SRC and John Deere since 1999. Mr. Crowder also serves on the boards of SRC, Springfield Area Chamber of Commerce and Megavolt LLLP.

STEVEN W. FOX.  Mr. Fox was appointed a director of the Company on February 3, 2004. Mr. Fox has been General Manager and a member of the Management Committee of Quest Capital Alliance, L.L.C., a private equity fund (“Quest”), since 2000. Mr. Fox also serves on the Board of Directors of Global Energy Group, Inc. Mr. Fox received his MBA and BSBA from the University of Missouri-Columbia.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board of Directors will hold its annual meeting on December 10, 2007, immediately following the Annual Meeting. It also holds special meetings as required from time to time when important matters arise requiring Board of Directors action between scheduled meetings.

The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.

Audit Committee

In fiscal year 2007, Mr. Chalker and Mr. Atalla were the members of the Audit Committee, with Mr. Chalker serving as the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Chalker is both independent and an audit committee financial expert, as determined by SEC guidelines. The members of the Audit Committee met four times during the last fiscal year. The Board of Directors adopted a charter for the Audit Committee on July 6, 2004, which was included in the Company’s proxy statement for the 2005 annual meeting of the Company’s stockholders. The functions of the Audit Committee include the following:

•	recommending annually to the Board of Directors the appointment of the independent public accountants of the Company;
•	reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent public accountants;
•	determining the independence of the independent public accountants;
•	making inquiries with respect to the appropriateness of accounting principles followed by the Company; and
•	receiving and reviewing reports from Company management relating to the Company’s financial reporting process, the adequacy of the Company’s system of internal controls, and legal and regulatory matters that may have a material impact on the Company’s financial statements and compliance policies.

During fiscal year 2007, all of the members of the Audit Committee were considered to be “independent” as defined under NASDAQ listing standards and SEC guidelines.

Audit Committee Report

The Audit Committee for fiscal year 2007 has reviewed and discussed the audited financial statements for that year with management. The Audit Committee discussed with management the matters set forth in SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:

•	methods used to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and
•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from BKD, LLP, the Company’s independent auditors, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with BKD, LLP the issue of its independence from the Company.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007.

THE AUDIT COMMITTEE
Richard B. Chalker, Jr., Chairman
Marwan M. Atalla

Compensation Committee

For fiscal year 2007, the Compensation Committee consisted of Mr. Fox and Mr. Atalla. The functions of the Compensation Committee include the following:

•	reviewing and approving annual salaries and bonuses for all executive officers;
•	reviewing, approving and recommending to the Board of Directors the terms and conditions of all employee benefits or changes thereto; and
•	managing and administering the Company’s 1999 Equity Incentive Plan, as amended (the “Plan”), for the benefit of certain officers, directors, employees and advisors of the Company.

The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the terms on which the options were granted pursuant to the Plan. The Compensation Committee met one time during the last fiscal year.

Nominating Procedures

The Company does not have a standing nominating committee at this time. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee.

The Board of Directors will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current directors and stockholders. In determining whether to nominate a candidate, the Board of Directors will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the directors may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Reports from those interviews or from directors with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Board of Directors are then considered in determining whether a candidate will be nominated. The Board of Directors also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Each candidate for director must possess at least the following specific minimum qualifications:

•	Each candidate must be prepared to represent the best interests of all the Company’s stockholders and not just one particular constituency.
•	Each candidate must be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.
•	No candidate may have any material personal, financial or professional interest in any present or potential competitor of the Company.
•	Each candidate must be prepared to participate fully in activities of the Board of Directors and attend, and actively participate in, meetings of the Board of Directors and all Committees of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the sole judgment of the Board of Directors, interfere with or limit his or her ability to do so.

•	In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:
•	Each candidate should contribute to the overall diversity of the Board of Directors — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds.
•	Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.
•	Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business.

Any stockholder of the Company may recommend one or more candidates to be considered by the Board of Directors as a potential nominee or nominees for election as director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC). In order for the candidate recommendation to be timely for the Company’s 2008 annual meeting of stockholders, a stockholder’s notice to the Company’s Secretary must be delivered to the Company’s principal executive offices no later than June 1, 2008. Any such recommendations received by the Secretary will be presented to the Board of Directors for consideration. All candidates (whether identified internally or by a stockholder) who, after evaluation based upon the criteria and process described above, are then approved by the Board of Directors will be included in the Company’s recommended slate of director nominees in its proxy statement.

Attendance and Compensation of Directors

The Board of Directors met five times during the 2007 fiscal year (including regularly scheduled and special meetings). A quorum was present at every meeting. All directors attended all the meetings of the Board of Directors and its committees that they were required to attend. All members of the Board of Directors attended the Board’s 2006 annual meeting. The Company does not have a formal policy concerning the annual stockholder meeting attendance by directors. The Board of Directors intends to consider the adoption of such a policy, taking into consideration the financial costs and overall needs of the Company, prior to the next annual meeting of stockholders.

The following table sets forth certain information concerning the compensation of our directors for the year ended June 30, 2007. Mr. Crowder does not receive any additional consideration for serving on the Board of Directors, and his compensation is summarized below under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marwan Atalla	—	—	700	(1)	—	—	—	700
Steve Fox	—	—	3,150	(2)	—	—	—	3,150
Rick Chalker	—	—	2,100	(3)	—	—	—	2,100

(1)	Includes stock options granted under the 1999 Stock Option Plan on August 25, 2006, which are exercisable for 10,000 shares at an exercise price of $0.17 per share.
(2)	Includes stock options granted under the 1999 Stock Option Plan on August 25, 2006, which are exercisable for 45,000 shares at an exercise price of $0.17 per share and were issued in connection with the cancellation of options for 35,000 shares at an exercise price of $0.52 per share.
(3)	Includes stock options granted under the 1999 Stock Option Plan on August 25, 2006, which are exercisable for 30,000 shares at an exercise price of $0.17 per share and were issued in connection with the cancellation of options for 20,000 shares at an exercise price of $0.52 per share.

The Company does not pay its non-employee directors any fees or other consideration for serving on its Board of Directors, except that each non-employee director receives an annual grant of options to acquire 10,000 shares of common stock. The directors normally receive this grant at the time of their initial meeting immediately following the annual meeting of stockholders. The Company granted to each of Messrs. Atalla, Chalker and Fox stock options exercisable for 10,000 shares at an exercise price of $0.17 per share following the 2006 annual meeting. On August 25, 2006, the Company granted options exercisable for 35,000 and 20,000 shares, respectively, at an exercise price of $0.17 per share, to Messrs. Fox and Chalker in connection with the repricing of all its outstanding options at that date, as discussed under “Executive Compensation — Stock Option Awards” below.

Each non-employee director of the Company receives reimbursement of reasonable expenses for each meeting of the Board of Directors attended. Directors do not receive separate compensation based upon the number of meetings attended.

Stockholder Communications with the Board of Directors

The Company has not developed to date a formal process by which stockholders may communicate directly with directors. However, in recent years an informal process has developed in which communications sent to the Board of Directors or in care of an officer or other representative of the Company is forwarded to the Chief Executive Officer, who is also a director. We believe this process has adequately served the needs of the Board of Directors and the Company’s stockholders. In light of SEC disclosure rules on this matter, the Board of Directors may consider the development and adoption of more formal procedures. Until such procedures are adopted and disclosed to the Company’s stockholders, stockholders may direct communications intended for the Board of Directors to the Secretary of the Company, at 1938 E. Phelps, Springfield, Missouri 65802. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors. The Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name	Age	Position
Stephen R. Crowder	54	President, Chief Executive Officer and Director
Billie J. Montle	35	Interim Vice President of Finance and Corporate Controller
James K. Parsons	58	Executive Vice President
J. Michael Sandel	56	Vice President

The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office. Biographical information on Mr. Crowder is set forth previously in this Proxy Statement under the heading “Directors.”

BILLIE J. MONTLE.  Ms. Montle joined the Company in November 2006 as the Corporate Controller, and she was appointed as Interim Vice President of Finance on February 12, 2007. Prior to joining the Company, from 2003 through 2006 Ms. Montle served as a regional controller in Denver, Colorado office of Houston-based Stewart and Stevenson, LLC, an integrated oilfield services company and provider of capital and rental equipment and aftermarket parts and service to the oil and gas industry. From 2000 through 2003, Ms. Montle worked for J.D. Edwards, a software company headquartered in Denver, Co. Ms. Montle earned a Bachelor of Science in Business Administration from the University of Colorado at Boulder and a MBA from the University of Colorado at Denver. Ms. Montle is also a CPA.

JAMES K. PARSONS.  Mr. Parsons was appointed as Executive Vice President of Decorize as of July 31, 2001 and served as a director of Decorize from that time until March 2006. Mr. Parsons co-founded Decorize.com and GuildMaster. GuildMaster has been recognized as a design leader in the industry and has created such successful brands as the Arnold Palmer Home Collection, Tin Revival and America Country West.

J. MICHAEL SANDEL.  Mr. Sandel was elected as a Vice President of Decorize as of July 31, 2001 in conjunction with the Company’s acquisition of Faith Walk Designs, Inc., of which he was a co-owner, and served as a director of the Company from that time until March 2006. Mr. Sandel and his wife, Kitty Sandel, founded Faith Walk Designs in 1985 to focus on upscale hand-painted furniture.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to, earned by and paid by the Company to its principal executive officer and two other executive officers who were the most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended June 30, 2007 and 2006 (excluding executive officers whose salary and bonus did not exceed $100,000) (together, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Stephen R. Crowder (President, CEO and Director)	2007	146,145	—	20,650	(1)	1,120	(3)	167,915
	2006	135,000	—	—		1,120	(3)	136,120
James K. Parsons (Executive Vice President)	2007	118,115	—	2,100	(2)	—		120,215
	2006	114,231	—	—		—		114,231
J. Michael Sandel (Vice President)	2007	113,404	—	2,100	(2)	—		115,504
	2006	110,000	—	—		—		110,000

(1)	Includes stock options granted under the 1999 Stock Option Plan on August 25, 2006, which are exercisable for 300,000 shares at an exercise price of $0.17 per share and were issued in connection with the cancellation of options for 225,000 shares at an exercise price of $0.52 per share. Please see “Note 8: Stock Based Compensation — Equity Incentive Plan” to the Company’s financial statements for the year ended June 30, 2007 for a discussion of all assumptions made in connection with determining the fair value of the awards.
(2)	Includes stock options granted under the 1999 Stock Option Plan on August 25, 2006, which are exercisable for 30,000 shares at an exercise price of $0.17 per share. Please see “Note 8: Stock Based Compensation — Equity Incentive Plan” to the Company’s financial statements for the year ended June 30, 2007 for a discussion of all assumptions made in connection with determining the fair value of the awards.
(3)	Represents premiums paid with respect to a $500,000 term life insurance policy for the benefit of Mr. Crowder. Benefits under the policy are payable to Mr. Crowder’s spouse in the event of his death.

The base salaries of our executive officers, including the Named Executive Officers, are set by the Compensation Committee in light of the level of responsibility associated with the position, with the intent to be competitive with the prevailing market for salaries of executive officers at comparable companies with similar responsibilities. The Compensation Committee has the discretion to make changes to base salary levels for our executive officers, with any changes intended to reflect the performance of the individual concerned and the ability of the Company to reward that individual commensurately with his or her performance. Salary adjustments made by the Compensation Committee generally become effective on June 1 of each fiscal year.

Employment Agreements

We do not currently have any employment agreements with our executive officers.

Stock Option Awards

The Company’s 1999 Equity Incentive Plan (the “Plan”), which was approved by the stockholders of the Company, permits the grant of nonqualified options to its employees, consultants and directors for up to 3 million shares of common stock. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards made by the Company have generally been granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on three years of continuous service and typically have seven-year contractual terms.

The Company uses its stock-based employee compensation plan to compensate its executives and employees and also as a method to align the interests of those executives and employees with those of the Company’s stockholders, by granting equity awards that increase in value upon increases in the market price of the Company’s common stock. During the period from the beginning of fiscal 2003 through the end of fiscal 2006, the Company’s stock price experienced continual and significant declines, in particular during fiscal 2006. Following those declines, the existing equity grants made by the Company in prior years had no market value, since the relative exercise prices were well in excess of the trading price for the Company’s common stock. During the final quarter of fiscal 2006, the Board of Directors began to discuss the equity compensation plan and what changes may be appropriate to address the significant decrease in the Company’s market price, which the directors determined to be due to performance and economic factors that impacted the Company, but were not within the control of the management team.

During a meeting of the Board of Directors on July 27, 2006, the directors discussed and approved a proposal to instruct the compensation committee to meet and consider lowering the exercise price of all outstanding stock options under the plan, which had an average exercise price of $0.52. The proposal would be effected by the compensation committee granting additional options at the current market price, which had fluctuated from $0.23 to $0.27 during the month of the meeting. One of the members of the compensation committee was not present at the July 27 meeting, so the compensation committee was instructed to consider the proposal at its next opportunity.

On August 25, 2006, the compensation committee met and approved a proposal to modify all of Decorize’s 648,000 outstanding employee stock options, all of which were fully vested, by reducing the applicable exercise price to $0.17 per share, which was the closing market price of the common stock on that date. Included in those stock options were options granted to Mr. Crowder that are exercisable for 225,000 shares of common stock. All of those options were fully vested upon issuance and are exercisable according to their terms until August 25, 2016. On that same day, the compensation committee also approved the issuance of another 429,000 employee stock options at an exercise price of $0.17 per share, including options granted to Messrs. Crowder, Parsons and Sandel that are exercisable for 75,000, 30,000 and 30,000 shares of common stock, respectively. However, the Company only issued 413,000 of those options, as one grant to an employee in another country was subsequently rescinded, with the approval of the compensation committee. These employee stock options vest ratably on the first day of each quarter from October 1, 2006 to October 1, 2007, at which time they will be fully vested, and they are exercisable according to their terms until August 25, 2016. None of the stock options granted by Decorize have any special conditions to exercise, any tandem or reload features, any tax reimbursement feature or any mechanism that could cause the exercise price to be lowered.

Outstanding Equity Awards at June 30, 2007

The following table sets forth certain information concerning unexercised options for each Named Executive Officer outstanding at June 30, 2007. The Company has not granted any stock awards to any of the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Stephen R. Crowder	281,250	18,750	(1)	—	$0.17	08/25/16
James K. Parsons	22,500	7,500	(1)	—	$0.17	08/25/16
J. Michael Sandel	22,500	7,500	(1)	—	$0.17	08/25/16

(1)	These options became fully vested on July 1, 2007.

401(k) Plan

Effective July 1, 2002, the Company adopted a 401(k) Profit Sharing Plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) plan is available to each employee who meets the eligibility requirements of the plan. Employees may begin participation in the 401(k) plan on the first day of every month any time after one month of employment. Participating employees may contribute a portion of their compensation not exceeding a limit set annually by the Internal Revenue Service. The Company has made no contributions to the 401(k) plan and, at this time, does not intend to begin matching employee contributions to the 401(k) plan.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected BKD, LLP as the independent accountants of the Company for the fiscal year ending June 30, 2008. Representatives of BKD, LLP are not expected to be present at the Annual Meeting and, therefore, are not expected to be available to respond to questions; however, they will be afforded an opportunity to make a statement if they desire to do so.

The following table presents approximate aggregate fees and other expenses for professional services rendered by BKD, LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2007 and 2006 and fees and other expenses for other services rendered during those periods.

	2007	2006
Audit fees	$93,163	$94,090
Audit-related fees	50,090	20,665
Tax fees	10,440	11,890
All other fees	—	—
Total	$153,693	$126,645

Audit Fees

The aggregate fees billed during the years ended June 30, 2007 and 2006 by BKD, LLP for professional services rendered in connection with the audit of our June 30, 2006 and 2005 consolidated financial statements were $68,490 and $71,015, respectively.

Fees billed by BKD, LLP for reviews of our interim financial statements for inclusion with quarterly reports on Form 10-QSB totaled $24,675 and $23,075 during the fiscal years ended June 30, 2007 and 2006, respectively.

Audit-Related Fees

During the fiscal years ended June 30, 2007 and 2006, we incurred professional fees for other audit-related assurance services from BKD, LLP totaling $50,090 and $20,665, respectively, mainly relating to services rendered in connection with various registration statements during fiscal years ended June 30, 2007 and 2006.

Tax Fees

Fees billed by BKD, LLP for professional services rendered in connection with tax compliance, tax advice and tax planning were $10,440 and $11,890 for the fiscal years ended June 30, 2007 and 2006, respectively.

All Other Fees

We did not pay for any other professional accounting services during the fiscal years ended June 30, 2007 and 2006, respectively.

Pre-approval Policies and Procedures

The audit committee approves all audit, tax and other consulting services to be rendered by outside accountants prior to the work being performed, and evaluates the impact that provision of such services has upon the independence of the Company’s auditors. All services for 2007 and 2006 were compatible with the Company’s policies and maintaining the auditors’ independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 13, 2004, the Company completed a private placement of 500,000 shares of its Preferred Stock to SRC at a price of $1.00 per share. Each share of Preferred Stock is convertible into one share of Common Stock. The Company also issued SRC warrants to acquire 750,000 shares of Common Stock at an initial exercise price of $1.40 per share, and it agreed to issue additional warrants for up to 1,000,000 shares of Common Stock at the time the Company obtains a new $1,000,000 line of credit relying on a standby limited guaranty provided by SRC. In connection with the offering, the Company also issued warrants to acquire up to 600,000 shares of Common Stock at SRC’s request to Quest, which are exercisable at an initial exercise price of $1.40 per share. The Company also pays Quest a management fee of $2,500 per month. The holders of the Preferred Stock have the right to appoint two directors of the Company, voting separately as a class. Mr. Crowder and Mr. Fox currently serve as these directors. In addition, the Company agreed not to undertake certain major transactions unless it obtains the approval of the holders of Preferred Stock or redeems all outstanding shares of Preferred Stock at the closing of such transaction. Subject to certain exceptions, the Company also agreed that it will not issue any new securities without the consent of the holders of Preferred Stock, subject to the issuance of a limited number of stock options or other stock options meeting certain requirements.

As a further condition to closing the private placement of the Preferred Stock, the Company entered into agreements to convert an aggregate $1,410,200 of debt owed to a principal stockholder, NEST, and three of its current and former executive officers, James K. Parsons, Michael J. Sandel and Jon T. Baker. On the date of the exchange, the Company owed approximately $620,000 to NEST under the convertible note. The Company issued 409,700 shares of Common Stock to NEST in exchange for a $409,700 principal reduction in the existing note. In addition to those shares of Common Stock, the Company issued a second amended and restated note to NEST, with an initial principal balance equal to the remaining $210,497 owed to NEST and a new schedule of payments providing for monthly payments of $10,000 each beginning February 1, 2004, and ending December 31, 2005, at which time all amounts due under the second amended and restated note would be due in full. In consideration of these transactions, the Company amended certain outstanding warrants held by NEST to extend their expiration date to December 31, 2005, and issued another set of warrants to NEST that are exercisable for 400,000 shares of Common Stock at an initial exercise price equal to $1.40.

On November 16, 2005, SRC exercised Common Stock purchase warrants for 1,500,000 shares of the Common Stock of the Company at a price of $0.20 per share, for a total purchase price of $300,000. SRC had received the warrants upon the closing of a private placement of Common Stock on June 15, 2005, pursuant to the terms of a Securities Purchase Agreement entered into between the Company, SRC and Quest. The warrants exercised by SRC would have expired on June 15, 2007, and it still holds warrants issued in the June 2005 closing that are exercisable for 1,500,000 shares of Common Stock at a price of $0.20 per share, which expire on April 11, 2010.

On December 13, 2005, the Company obtained a four month revolving line of credit from Quest in the amount up to $500,000. The maturity date for the line of credit is April 13, 2006. The line of credit is evidenced by a promissory note dated December 13, 2005, issued to Quest in the principal amount of $500,000. In consideration of providing the line of credit, the Company paid Quest a commitment fee of $33,333.33. After April 13, 2006 any outstanding principal and interest become convertible into the Company’s Common Stock at a rate of $0.20 per share at the sole option of Quest. The note was converted into 2,500,000 shares of Common Stock on May 5, 2006.

On January 9, 2006, NEST exercised Common Stock purchase warrants for 625,000 shares of Common Stock at a price of $0.20 per share, for a total purchase price of $125,000. NEST had received the warrants upon the closing of a private placement of Common Stock on May 31, 2005, pursuant to the terms of a Securities Purchase Agreement entered into between the Company and NEST. The warrants exercised by NEST would have expired on May 31, 2007, and it still holds warrants issued in the May 2005 closing that are exercisable for 371,000 shares of Common Stock at a price of $0.20 per share, which also expire on May 31, 2007.

On March 7, 2006, Quest exercised Common Stock purchase warrants for an aggregate 1,807,143 shares of the Common Stock at a price of $0.20 per share, for a total purchase price of $361,429. Quest originally received the warrants in a private placement of Common Stock. The terms of the warrants were subsequently amended, and the warrants were replaced with new warrants reflecting the amended terms of such warrants, in connection with the closing of a subsequent private placement of Common Stock on June 15, 2005, pursuant to the terms of a Securities Purchase Agreement entered into among the Company, SRC and Quest. Upon such closing, Quest received a Warrant Certificate exercisable for 1,057,143 shares of Common Stock issued in the name of Quest, and a Warrant Certificate exercisable for 750,000 shares of Common Stock issued in the name of Quest, each dated as of June 15, 2005. With respect to the 1,807,143 warrants exercised by Quest, 1,057,134 of such warrants would have expired on June 15, 2007 and the remaining 750,000 of such warrants would have expired on June 15, 2010.

On March 14, 2006, SRC delivered notice of its exercise of Common Stock purchase warrants for an aggregate 1,500,000 shares of the Common Stock at a price of $0.20 per share, for a total purchase price of $300,000. SRC had received the warrants upon the closing of a private placement of Common Stock on June 15, 2005, pursuant to the terms of a Securities Purchase Agreement entered into among the Company, SRC and Quest. The warrants exercised by SRC would have expired on April 11, 2010.

On March 20, 2006, NEST delivered notice of its exercise of Common Stock purchase warrants for 371,000 shares of the Common Stock at a price of $0.20 per share, for a total purchase price of $74,200. NEST had received the warrants upon the closing of a private placement of Common Stock on May 31, 2005, pursuant to the terms of a Securities Purchase Agreement entered into between the Company and NEST. The warrants exercised by NEST would have expired on May 31, 2007.

On May 5, 2006, the Company entered into agreements to convert an aggregate $900,000 that was owed to Quest and James K. Parsons into 3,333,000 shares of Common Stock. The Company issued 2,500,000 shares of Common Stock to Quest as payment in full of an existing convertible term note, in the original principal amount of $500,000, which was issued by the Company on December 13, 2005. The shares were issued at a price of $0.20 per share, which was the conversion price under the December 2005 promissory note. Mr. Parsons exchanged $400,000 in principal owed to him under an existing promissory note, which was last amended in August 2004, for 833,333 shares of Common Stock issued to him on May 5, 2006. The exchange was made in accordance with a stock exchange agreement entered into on May 5, 2006. As a result of the exchange, the outstanding principal amount of Mr. Parson’s note was reduced to $609,467.69, which is reflected in an amended note issued to him at the closing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock and Preferred Stock as of October 26, 2007, by (i) all persons known by the Company to be the owner of record or beneficially of more than five percent of the outstanding Common Stock and/or the outstanding Preferred Stock, (ii) each director of the Company, (iii) each person listed in the Summary Compensation Table set forth under the caption “Executive Compensation” and (iv) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his shares.

	Common Stock			Preferred Stock
Name	Shares Beneficially Owned(1)		Percent of Class(2)	Shares Beneficially Owned(1)	Percent of Class(2)
Nest USA, Inc. 1800 Bering Drive, Suite 755 Houston, TX 77057	2,390,725	(3)	9.6%	0	0.0%
Quest Capital Alliance, L.L.C. 3140 East Division Springfield, MO 65802	5,459,286	(4)	21.6%	0	0.0%
SRC Holdings Corporation 3140 East Division Springfield, MO 65802	10,036,197	(5)	33.5%	500,000	100.0%
Robert M. Allison 4380 E Whitehall Dr. Springfield, MO 65809	1,500,000	(6)	5.9%	0	0.0%
Stephen R. Crowder 1938 E. Phelps Springfield, MO 65802	325,000	(7)	1.3%	0	0.0%
James K. Parsons 3655 E. Phelps Springfield, MO 65802	2,792,303	(8)	11.1%	0	0.0%
Richard Chalker 8830 Catalina St. Prairie Village, KS 66207	30,000	(9)	*	0	0.0%
Steven W. Fox 3140 East Division Springfield, MO 65802	5,504,536	(10)	21.7%	0	0.0%
J. Michael Sandel 10823 Dunbrook Houston, TX 77070	741,943	(11)	2.9%	0	0.0%
Jon T. Baker 6570 E. Farm Rd. 134 Springfield, MO 65802	2,513,141		9.9%	0	0.0%
Marwan M. Atalla 1800 Bering Drive, Suite 755 Houston, TX 77057	2,449,275	(12)	9.7%	0	0.0%
All Executive Officers and Directors as a Group (9 persons)	11,243,236		43.6%	0	0.0%

*	Less than 1%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.

(2)	Based on 26,635,068 shares outstanding on October 26, 2007, and with respect to the percentage calculated for each individual stockholder or group of stockholders, it is assumed that such stockholder or group exercises all of the stock options owned by such individual or group that are exercisable currently or within 60 days of such date.
(3)	Marwan M. Atalla is the President of this stockholder and has the right to exercise control over the voting and disposition of the shares of Common Stock owned by it. Accordingly, these shares are also included in Mr. Atalla’s beneficial ownership.
(4)	Steven W. Fox, a director of the Company, is the general manager of Quest and controls the right to vote and dispose of the shares of Common Stock owned by Quest. Accordingly, these shares are also included in Mr. Fox’s beneficial ownership.
(5)	Includes 2,500,000 shares issuable upon conversion of 500,000 shares of Series A Convertible Preferred Stock at an exercise price of $0.20 per share and 3,750,000 shares issuable upon conversion of a convertible term note at a conversion price of $0.20 per share. John P. Stack is the President of SRC and has the right to exercise control over the voting and disposition of the shares of Common Stock owned by it.
(6)	Includes 178,571 shares issuable upon the exercise of warrants at an exercise price of $0.70 per share.
(7)	Includes 300,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price equal to $0.17 per share, granted August 25, 2006.
(8)	Includes 30,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price equal to $0.17 per share, granted August 25, 2006.
(9)	Includes 30,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price equal to $0.17 per share, granted August 25, 2006.
(10)	Includes 45,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price of $0.17 per share, granted August 25, 2006. Steven W. Fox, a director of the Company, is the general manager of Quest and controls the right to vote and dispose of the shares of Common Stock owned by Quest. Accordingly, these shares are also included in Mr. Fox’s beneficial ownership.
(11)	Includes 30,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price of $0.17 per share, granted August 25, 2006.
(12)	Includes 10,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price of $0.17 per share, granted August 25, 2006. Marwan Atalla, a director of Decorize, is the President of Nest and has the right to exercise control over the voting and disposition of the shares of Decorize Common Stock owned by Nest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the Company’s review of the reports and representations provided to it by persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company believes that all of the Section 16(a) filing requirements applicable to the Company’s reporting officers and directors were properly and timely satisfied during the fiscal year ended June 30, 2007.

PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT THE NEXT
ANNUAL MEETING OF STOCKHOLDERS

The Company currently intends to hold its next annual meeting in December of 2008. Subject to Rule 14a-8 of the Exchange Act, any stockholder of record of the Company who desires to submit a proposal for inclusion in the proxy materials distributed by the Company relating to the next annual meeting of stockholders must do so in writing in accordance with the procedures set forth in Company’s Bylaws. The notice must be received at the Company’s principal executive offices by June 1, 2008 in order to be included in the Company’s proxy materials.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company in accordance with the procedures set forth in the Company’s Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not less than 60, nor more than 180, days prior to November 2, 2008.

The notice must contain, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the Annual Meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The proponent of any proposal submitted must be a record or beneficial owner entitled to vote at the next annual meeting on his or her proposal and must continue to own the security entitling him or her to vote through the date on which the meeting is held. In addition, if the stockholder’s ownership of shares, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.

ANNUAL REPORT ON FORM 10-KSB

The Company’s Annual Report on Form 10-KSB has been distributed to all record holders as of the Record Date. The Company’s Annual Report on Form 10-KSB is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Management of the Company is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individuals named in the accompanying proxy card shall vote on such matters in accordance with their best judgment.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Decorize, Inc., Attention: Secretary, 1938 E. Phelps, Springfield, Missouri 65802, or call (417) 879-3326, to request:

•	a separate copy of this Proxy Statement;
•	a separate copy of Proxy Statements or Annual Reports of the Company in the future; or
•	delivery of a single copy of Proxy Statements or Annual Reports of the Company, if such stockholder is receiving multiple copies of those documents.

FORM OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF DECORIZE, INC.
TO BE HELD DECEMBER 10, 2007

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of Decorize, Inc. (the “Company”) to be held on December 10, 2007, at 8:00 a.m., local time, at the Company’s corporate offices located at 1938 E. Phelps, Springfield, Missouri, and the Proxy Statement in connection therewith, and appoints Stephen R. Crowder and Billie J. Montle, and each of them, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned as of the close of business on October 26, 2007, at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS.

☐	FOR all nominees listed below (except as marked to the contrary below)
☐	WITHHOLD authority to vote for all nominees listed below

Richard B. Chalker, Jr.
Ronald Jones

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominees’ names on the space provided below.)

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

FOR	AGAINST	ABSTAIN
☐	☐	☐

It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED “FOR” THE NAMED PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said Proxy and his substitutes may do by virtue hereof.

Please sign exactly as name(s) appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2007

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☐ PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.